EXHIBIT 99.1

Sussex Bancorp Issues Correction to Second Quarter Results for 2014

FRANKLIN, N.J., Aug. 8, 2014 (GLOBE NEWSWIRE) -- Sussex Bancorp (the "Company") (Nasdaq:SBBX), the holding company for Sussex Bank (the "Bank") today issued a correction to its previously released second quarter earnings announcement, which corrects errors contained in its net interest income disclosure. For completeness, the Company has included all previously announced financial performance and financial condition disclosure and related tables with this press release.

Financial Performance

Net Income. For the quarter ended June 30, 2014, the Company reported net income of $607 thousand, or $0.13 per basic and diluted share, as compared to net income of $134 thousand, or $0.04 per basic and diluted share, for the same period last year. The increase in net income for the quarter ended June 30, 2014 was largely due to a decrease in credit quality costs of $683 thousand or 48.3%, and increases in net interest income of $367 thousand and gain on securities transactions of $65 thousand.

For the six months ended June 30, 2014, the Company reported net income of $1.3 million, or $0.28 per basic and diluted share, as compared to net income of $232 thousand, or $0.07 per basic and diluted share, for the same period last year. The increase in net income for the six months ended June 30, 2014 was largely due to a decrease in credit quality costs of $1.7 million or 55.6%, and an increase in net interest income of $830 thousand, which were partially offset by a decrease in gain on securities transactions of $305 thousand.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $369 thousand, or 8.8%, to $4.6 million for the second quarter of 2014 as compared to $4.2 million for same period in 2013. The increase in net interest income was largely due to a $34.4 million, or 7.0%, increase in average interest earning assets, principally loans receivable, which increased $56.5 million, or 15.5%, and was partially offset by a decrease in the average balance on the securities portfolio of $27.3 million, or 22.1%. The aforementioned increase also benefited from a 6 basis point increase in the net interest margin to 3.50% for the second quarter of 2014 as compared to the same period last year. The increase in the net interest margin was mostly due to an increase in the average rate paid on interest earning assets, which increased 5 basis points to 4.13% for the second quarter of 2014 from 4.08% for the same period in 2013.

Net interest income on a fully tax equivalent basis increased $830 thousand, or 10.1%, to $9.0 million for the first six months of 2014 as compared to $8.2 million for same period in 2013. The increase in net interest income was largely due to a $27.4 million, or 5.6%, increase in average interest earning assets, principally loans receivable, which increased $54.9 million, or 15.4%, and was partially offset by a decrease in the average balance on the securities portfolio of $28.8 million, or 22.6%. The aforementioned increase also benefited from a 14 basis point increase in the net interest margin to 3.51% for the first six months of 2014 as compared to the same period last year. The increase in the net interest margin was mostly due to an increase in the average rate paid on interest earning assets, which increased 11 basis points to 4.15% for the first six months of 2014 from 4.04% for the same period in 2013.

Provision for Loan Losses. Provision for loan losses decreased $300 thousand, or 42.9%, to $400 thousand for the second quarter of 2014, as compared to $700 thousand for the same period in 2013.

Provision for loan losses decreased $989 thousand, or 53.7%, to $853 thousand for the first six months of 2014, as compared to $1.8 million for the same period in 2013.

Non-interest Income. The Company reported an increase in non-interest income of $95 thousand, or 7.0%, to $1.5 million for the second quarter of 2014 as compared to the same period last year. The increase in non-interest income was largely due to an increase in gains on securities transactions of $65 thousand and increases in insurance commissions and fees of $49 thousand, or 7.6%, which were partially offset by a decrease in investment brokerage fees of $17 thousand, or 31.5%.

The Company reported a decrease in non-interest income of $199 thousand, or 6.1%, to $3.0 million for the first six months of 2014 as compared to the same period last year. The decrease in non-interest income was largely due to a decrease in gains on securities transactions of $305 thousand, which was partially offset by increases in insurance commissions and fees of $180 thousand, or 12.1%.

Non-interest Expense. The Company's non-interest expenses increased $48 thousand, or 1.0%, to $4.7 million for the second quarter of 2014 as compared to the same period last year. The increase for the second quarter of 2014 as compared to the same period in 2013 was largely due to increases in salaries and employee benefits expense of $120 thousand, director fees of $118 thousand and data processing fees of $94 thousand, which were partially offset by a decrease in expenses and write-downs related to foreclosed real estate of $436 thousand. The increase in director fees was principally related to a deferred compensation plan that is tied to the performance of the Company's stock. The increase in data processing fees was principally due to de-conversion charges related to a planned technology upgrade scheduled for the third quarter of 2014.

The Company's non-interest expenses decreased $62 thousand, or 0.7%, to $9.2 million for the first six months of 2014 as compared to the same period last year. The decrease for the first six months of 2014 as compared to the same period in 2013 was largely due to a decrease in expenses and write-downs related to foreclosed real estate of $747 thousand, which was partly offset by increases in salaries and employee benefits expense of $303 thousand, data processing fees of $145 thousand and occupancy of $109 thousand. The increase in data processing fees was principally due to de-conversion charges related to a planned technology upgrade scheduled for the third quarter of 2014.

Financial Condition

At June 30, 2014, the Company's total assets were $557.2 million, an increase of $23.3 million, or 4.4%, as compared to total assets of $533.9 million at December 31, 2013. The increase in total assets was largely driven by net growth in total loans of $35.9 million, or 9.2%, which was partially offset by declines in the securities portfolio of $9.4 million, or 9.7% and cash and cash equivalents of $2.1 million, or 16.1%.

The Company saw strong loan growth as total loans receivable, net of unearned income, increased $35.9 million, or 9.2%, to $428.3 million at June 30, 2014, as compared to $392.4 million at December 31, 2013. The increase in loans was primarily in the commercial real estate portfolio, which increased $32.0 million, or 12.3%, to $292.6 million at June 30, 2014, as compared to $260.7 million at December 31, 2013 and in the commercial and industrial portfolio, which increased $3.9 million, or 25.4%, to $19.1 million at June 30, 2014, as compared to $15.2 million at December 31, 2013.

The Company's total deposits increased $14.0 million, or 3.3%, to $444.3 million at June 30, 2014, from $430.3 million at December 31, 2013. The increase in deposits was due to an increase in non-interest bearing deposits of $9.5 million, or 16.4%, and interest bearing deposits of $4.5 million, or 1.2%, for June 30, 2014, as compared to December 31, 2013.

At June 30, 2014, the Company's total stockholders' equity was $49.7 million, an increase of $3.3 million when compared to December 31, 2013. The increase was largely due to net income for the six months ended June 30, 2014 and an improvement in accumulated other comprehensive income relating to a reduction in the net unrealized losses on available for sale securities. At June 30, 2014, the leverage, Tier I risk-based capital and total risk-based capital ratios for the Bank were 10.31%, 13.60% and 14.85%, respectively, all in excess of the ratios required to be deemed "well-capitalized."

Asset and Credit Quality

The Company continued to improve its asset credit quality as total problem assets and non-performing assets ("NPAs") continued to decline. Overall problem assets (foreclosed real estate, criticized assets and classified assets) are down 13.4% from December 31, 2013, and the ratio of NPAs to total assets improved to 2.63% at June 30, 2014 from 3.10% at December 31, 2013. Non-accrual loans to total loans fell to 2.38% at June 30, 2014, which is the lowest level this ratio has been since 2007.

NPAs, which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, decreased $1.9 million, or 11.5%, to $14.7 million at June 30, 2014, as compared to $16.6 million at December 31, 2013. Non-accrual loans decreased $1.7 million, or 14.2%, to $10.2 million at June 30, 2014, as compared to $11.9 million at December 31, 2013. The top five non-accrual loan relationships total $6.4 million, or 61.1%, of total non-accrual loans and 43.9% of total NPAs at June 30, 2014. The remaining non-accrual loans have an average loan balance of $111 thousand. Loans past due 30 to 89 days decreased $698 thousand, or 19.0%, to $3.0 million at June 30, 2014, as compared to $3.7 million at December 31, 2013.

The Company continues to actively market its foreclosed real estate properties, which decreased $72 thousand to $2.9 million at June 30, 2014, as compared to $2.9 million at December 31, 2013. The decrease was primarily due to the sale of foreclosed real estate properties for $683 thousand and write downs of $110 thousand, which were partially offset by additions of $715 thousand in new foreclosed real estate properties during 2014. At June 30, 2014, the Company's foreclosed real estate properties had an average value of approximately $317 thousand per property.

The allowance for loan losses increased $433 thousand, or 8.0%, to $5.9 million, or 1.37% of total loans, at June 30, 2014, compared to $5.4 million, or 1.38% of total loans, at December 31, 2013. The Company recorded $853 thousand in provision for loan losses, which was partly offset by $420 thousand in net charge-offs for 2014. The allowance for loan losses as a percentage of non-accrual loans increased to 57.4% at June 30, 2014 from 45.6% at December 31, 2013.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its regional offices and corporate centers in Wantage and Rockaway, New Jersey and through its nine branch offices located in Andover, Augusta, Franklin, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis, New York; a loan production office in Rochelle Park, New Jersey and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Rochelle Park, New Jersey. For additional information, please visit the Company's website at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such statements may be identified by the use of words such as "expect," "estimate," "assume," "believe," "anticipate," "will," "forecast," "plan," "project," or similar words. Such statements are based on the Company's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company's efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company's assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				6/30/2014 VS.
	6/30/2014	12/31/2013	6/30/2013	6/30/2013	12/31/2013
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$ 87,338	$ 96,750	$ 110,436	(20.9)%	(9.7)%
Total loans	428,339	392,402	376,183	13.9%	9.2%
Allowance for loan losses	(5,854)	(5,421)	(5,647)	3.7%	8.0%
Total assets	557,173	533,911	526,757	5.8%	4.4%
Total deposits	444,346	430,297	429,282	3.5%	3.3%
Total borrowings and junior subordinated debt	58,887	53,887	56,387	4.4%	9.3%
Total shareholders' equity	49,681	46,425	38,225	30.0%	7.0%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$ 4,574	$ 4,430	$ 4,205	8.8%	3.3%
Provision for loan losses	400	403	700	(42.9)%	(0.7)%
Total other income	1,458	1,411	1,363	7.0%	3.3%
Total other expenses	4,737	4,527	4,689	1.0%	4.6%
Income before provision for income taxes (tax equivalent)	895	911	179	400.0%	(1.8)%
Provision for income taxes	159	162	(82)	(293.9)%	(1.9)%
Taxable equivalent adjustment (a)	129	129	127	1.6%	-- %
Net income	$ 607	$ 620	$ 134	353.0%	(2.1)%

Net income per common share - Basic	$ 0.13	$ 0.14	$ 0.04	225.0%	(7.1)%
Net income per common share - Diluted	$ 0.13	$ 0.14	$ 0.04	225.0%	(7.1)%

Return on average assets	0.44%	0.46%	0.10%	326.3%	(5.3)%
Return on average equity	4.95%	5.33%	1.35%	267.9%	(7.1)%
Net interest margin (tax equivalent)	3.50%	3.46%	3.44%	1.7%	1.2%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$ 9,009		$ 8,179	10.1%
Provision for loan losses	853		1,842	(53.7)%
Total other income	3,049		3,248	(6.1)%
Total other expenses	9,205		9,267	(0.7)%
Income before provision for income taxes (tax equivalent)	2,000		318	528.9%
Provision for income taxes	457		(172)	(365.7)%
Taxable equivalent adjustment (a)	258		258	-- %
Net income	$ 1,285		$ 232	453.9%

Net income per common share - Basic	$ 0.28		$ 0.07	300.0%
Net income per common share - Diluted	$ 0.28		$ 0.07	300.0%

Return on average assets	0.47%		0.09%	429.6%
Return on average equity	5.34%		1.16%	361.6%
Net interest margin (tax equivalent)	3.51%		3.37%	4.2%

SHARE INFORMATION:
Book value per common share	$ 10.65	$ 10.03	$ 11.14	(4.4)%	6.2%
Outstanding shares- period ending	4,664,856	4,629,113	3,430,813	36.0%	0.8%
Average diluted shares outstanding (year to date)	4,569,105	3,816,904	3,319,538	37.6%	19.7%

CAPITAL RATIOS:
Total equity to total assets	8.92%	8.70%	7.26%	22.9%	2.5%
Leverage ratio (b)	10.31%	10.38%	9.12%	13.0%	(0.7)%
Tier 1 risk-based capital ratio (b)	13.60%	14.21%	12.13%	12.1%	(4.3)%
Total risk-based capital ratio (b)	14.85%	15.47%	13.38%	11.0%	(4.0)%

ASSET QUALITY:
Non-accrual loans	$ 10,200	$ 11,892	$ 14,394	(29.1)%	(14.2)%
Loans 90 days past due and still accruing	--	123	--	-- %	(100.0)%
Troubled debt restructured loans ("TDRs") (c)	1,611	1,628	614	162.4%	(1.0)%
Foreclosed real estate	2,854	2,926	3,392	(15.9)%	(2.5)%
Non-performing assets ("NPAs")	$ 14,665	$ 16,569	$ 18,400	(20.3)%	(11.5)%

Foreclosed real estate, criticized and classified assets	$ 23,523	$ 27,148	$ 26,133	(10.0)%	(13.4)%
Loans past due 30 to 89 days	$ 2,979	$ 3,677	$ 1,711	74.1%	(19.0)%
Charge-offs, net (quarterly)	$ (17)	$ 637	$ 358	(104.7)%	(102.7)%
Charge-offs, net as a % of average loans (annualized)	(0.02)%	0.65%	0.39%	(104.1)%	(102.5)%
Non-accrual loans to total loans	2.38%	3.03%	3.83%	(37.8)%	(21.4)%
NPAs to total assets	2.63%	3.10%	3.49%	(24.6)%	(15.2)%
NPAs excluding TDR loans (c) to total assets	2.34%	2.80%	3.38%	(30.6)%	(16.3)%
Non-accrual loans to total assets	1.83%	2.23%	2.73%	(33.0)%	(17.8)%
Allowance for loan losses as a % of non-accrual loans	57.39%	45.59%	39.23%	46.3%	25.9%
Allowance for loan losses to total loans	1.37%	1.38%	1.50%	(9.0)%	(1.1)%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b) Sussex Bank capital ratios
(c) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	June 30, 2014	December 31, 2013
	(Unaudited)
Cash and due from banks	$ 7,985	$ 5,521
Interest-bearing deposits with other banks	3,126	7,725
Cash and cash equivalents	11,111	13,246

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	81,283	90,676
Securities held to maturity	6,055	6,074
Federal Home Loan Bank Stock, at cost	2,960	2,705

Loans receivable, net of unearned income	428,339	392,402
Less: allowance for loan losses	5,854	5,421
Net loans receivable	422,485	386,981

Foreclosed real estate	2,854	2,926
Premises and equipment, net	7,698	6,892
Accrued interest receivable	1,698	1,642
Goodwill	2,820	2,820
Bank-owned life insurance	12,054	11,889
Other assets	6,055	7,960

Total Assets	$ 557,173	$ 533,911

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$ 67,743	$ 58,210
Interest bearing	376,603	372,087
Total Deposits	444,346	430,297

Borrowings	46,000	41,000
Accrued interest payable and other liabilities	4,259	3,302
Junior subordinated debentures	12,887	12,887

Total Liabilities	507,492	487,486

Total Stockholders' Equity	49,681	46,425

Total Liabilities and Stockholders' Equity	$ 557,173	$ 533,911

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
INTEREST INCOME
Loans receivable, including fees	$ 4,800	$ 4,485	$ 9,423	$ 8,761
Securities:
Taxable	214	126	431	280
Tax-exempt	255	246	509	508
Interest bearing deposits	4	2	7	7
Total Interest Income	5,273	4,859	10,370	9,556

INTEREST EXPENSE
Deposits	415	453	805	991
Borrowings	361	273	709	535
Junior subordinated debentures	52	55	105	109
Total Interest Expense	828	781	1,619	1,635

Net Interest Income	4,445	4,078	8,751	7,921
PROVISION FOR LOAN LOSSES	400	700	853	1,842
Net Interest Income after Provision for Loan Losses	4,045	3,378	7,898	6,079

OTHER INCOME
Service fees on deposit accounts	265	271	529	557
ATM and debit card fees	185	178	352	338
Bank owned life insurance	83	90	166	182
Insurance commissions and fees	696	647	1,669	1,489
Investment brokerage fees	37	54	68	99
Gain on securities transactions	94	29	94	399
Other	98	94	171	184
Total Other Income	1,458	1,363	3,049	3,248

OTHER EXPENSES
Salaries and employee benefits	2,441	2,321	4,859	4,556
Occupancy, net	397	347	850	741
Furniture and equipment	112	145	276	297
Advertising and promotion	78	95	122	135
Professional fees	211	198	364	383
Director fees	105	(13)	242	193
FDIC assessment	175	178	351	347
Insurance	72	63	148	139
Stationary and supplies	52	51	107	100
Loan collection costs	169	116	246	214
Data processing	432	338	812	667
Expenses and write-downs related to foreclosed real estate	161	597	261	1,008
Amortization of intangible assets	--	--	--	1
Other	332	253	567	486
Total Other Expenses	4,737	4,689	9,205	9,267

Income before Income Taxes	766	52	1,742	60
INCOME TAX EXPENSE (BENEFIT)	159	(82)	457	(172)
Net Income	$ 607	$ 134	$ 1,285	$ 232

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized gains (losses) on available for sale securities arising during the period	$ 1,636	$ (3,113)	$ 3,353	$ (3,757)
Reclassification adjustment for net gain on securities transactions included in net income	(94)	(29)	(94)	(399)
Income tax (expense) benefit related to items of other comprehensive income (loss)	(617)	1,258	(1,304)	1,663
Other comprehensive income (loss), net of income taxes	925	(1,884)	1,955	(2,493)
Comprehensive income (loss)	$ 1,532	$ (1,750)	$ 3,240	$ (2,261)

EARNINGS PER SHARE
Basic	$ 0.13	$ 0.04	$ 0.28	$ 0.07
Diluted	$ 0.13	$ 0.04	$ 0.28	$ 0.07

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended June 30,
	2014			2013
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$ 33,764	$ 384	4.56%	$ 29,579	$ 373	5.06%
Taxable	62,775	214	1.37%	94,286	126	0.54%
Total securities	96,539	598	2.48%	123,865	499	1.62%
Total loans receivable (1) (4)	420,506	4,800	4.58%	363,996	4,485	4.94%
Other interest-earning assets	7,368	4	0.22%	2,122	2	0.38%
Total earning assets	524,413	5,402	4.13%	489,983	4,986	4.08%

Non-interest earning assets	37,675			39,409
Allowance for loan losses	(5,653)			(5,777)
Total Assets	$ 556,435			$ 523,615

Sources of Funds:
Interest bearing deposits:
NOW	$ 115,065	$ 43	0.15%	$ 108,523	$ 35	0.13%
Money market	11,146	4	0.14%	13,950	6	0.17%
Savings	144,942	74	0.20%	155,156	83	0.21%
Time	108,133	294	1.09%	98,482	329	1.34%
Total interest bearing deposits	379,286	415	0.44%	376,111	453	0.48%
Borrowed funds	49,244	361	2.94%	34,549	273	3.17%
Junior subordinated debentures	12,887	52	1.62%	12,887	55	1.71%
Total interest bearing liabilities	441,417	828	0.75%	423,547	781	0.74%

Non-interest bearing liabilities:
Demand deposits	63,239			58,411
Other liabilities	2,713			1,806
Total non-interest bearing liabilities	65,952			60,217
Stockholders' equity	49,066			39,851
Total Liabilities and Stockholders' Equity	$ 556,435			$ 523,615

Net Interest Income and Margin (5)		4,574	3.50%		4,205	3.44%
Tax-equivalent basis adjustment		(129)			(127)
Net Interest Income		$ 4,445			$ 4,078

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2014			2013
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$ 33,747	$ 767	4.58%	$ 30,881	$ 766	5.00%
Taxable	65,119	431	1.33%	96,824	280	0.58%
Total securities	98,866	1,198	2.44%	127,705	1,046	1.65%
Total loans receivable (1) (4)	411,681	9,423	4.62%	356,778	8,761	4.95%
Other interest-earning assets	6,399	7	0.22%	5,033	7	0.28%
Total earning assets	516,946	10,628	4.15%	489,516	9,814	4.04%

Non-interest earning assets	36,647			39,932
Allowance for loan losses	(5,651)			(5,541)
Total Assets	$ 547,942			$ 523,907

Sources of Funds:
Interest bearing deposits:
NOW	$ 115,361	$ 82	0.14%	$ 110,410	$ 71	0.13%
Money market	11,855	8	0.14%	14,424	15	0.21%
Savings	145,509	149	0.21%	156,524	194	0.25%
Time	103,557	566	1.10%	100,967	711	1.42%
Total interest bearing deposits	376,282	805	0.43%	382,325	991	0.52%
Borrowed funds	47,741	709	2.99%	30,597	535	3.53%
Junior subordinated debentures	12,887	105	1.64%	12,887	109	1.71%
Total interest bearing liabilities	436,910	1,619	0.75%	425,809	1,635	0.77%

Non-interest bearing liabilities:
Demand deposits	60,405			54,158
Other liabilities	2,458			3,796
Total non-interest bearing liabilities	62,863			57,954
Stockholders' equity	48,169			40,144
Total Liabilities and Stockholders' Equity	$ 547,942			$ 523,907

Net Interest Income and Margin (5)		9,009	3.51%		8,179	3.37%
Tax-equivalent basis adjustment		(258)			(258)
Net Interest Income		$ 8,751			$ 7,921

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

CONTACT: Anthony Labozzetta, President/CEO
         Steven Fusco, SEVP/CFO
         844-256-7328